UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ISOTIS, INC.
(Name of Registrant as Specified in its Charter)

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☐	Fee paid previously with preliminary materials.

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Filed by IsoTis, Inc. Pursuant to Rule 14a-6(b)
Under the Securities Exchange Act of 1934
Subject Company: IsoTis, Inc.
Commission File No.: 001-33272
This filing relates to the proposed acquisition of IsoTis, Inc. (“IsoTis”) by Integra LifeSciences Holdings Corporation (“Integra”) pursuant to the terms of an Agreement and Plan of Merger, dated as of August 6, 2007, among Integra, Ice Mergercorp, Inc. and IsoTis. The Agreement and Plan of Merger is on file with the Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K filed by IsoTis on August 7, 2007 and is incorporated by reference into this filing.
The following letter, in English, Dutch, French and German was sent to IsoTis stockholders beginning on October 12, 2007:

English Letter
October 12, 2007, Irvine, CA
Dear Stockholder:
Our company held a special meeting of stockholders on October 11, 2007, to vote on the proposed merger of IsoTis, Inc. and Integra LifeSciences Holdings Corporation. Unfortunately, as a result of insufficient votes cast, we lacked the required majority of shares outstanding to hold the meeting today and to approve the proposed merger. The meeting has been adjourned until October 23, 2007 to allow the tabulation and solicitation of additional votes to reach the required majority and approve the proposed merger.
Pursuant to the terms of our agreement and plan of merger with Integra, if the merger is approved, you will be entitled to receive $7.25 per share of IsoTis common stock that you own, without interest. For more details on the transaction please refer to our proxy statement filed with the SEC on September 4, 2007 and our subsequent SEC filings, which are all available on our website at www.isotis.com.
The IsoTis Board of Directors unanimously recommends that you vote in favor of the merger. If we are unable to obtain the votes necessary to approve the proposed merger, we believe we will have to seek bankruptcy protection.
Your vote is very important. If you have already completed your ballot by internet or proxy, you do not need to vote your shares again. If you have not voted, we strongly encourage you to vote your shares immediately.
If you hold your shares through a bank or broker, we urge you to call your bank or broker immediately so that your shares can be voted. In addition, if you any questions about the transaction, or if you need any assistance that your bank or broker cannot provide you, please contact our proxy solicitor, Georgeson Inc., at:

US Banks and Brokers:	(212) 440-9800
U.S. Stockholders:	(888) 605-8339 (toll free)
Non-U.S. Stockholders, Banks and Brokers	00800 6590-6590 (toll free) or
0044 (0)117 378 5985 (collect call)
We greatly appreciate your continued support of IsoTis and the pending merger.
Sincerely,
Pieter Wolters
IsoTis Inc., President and CEO
* * * * * * *

Dutch Letter
12 oktober, 2007, Irvine, CA
Geachte aandeelhouder,
Onze onderneming heeft gisteren een speciale aandeelhoudersvergadering gehouden waarin aandeelhouders zich konden uitspreken over de voorgenomen fusie van IsoTis, Inc. en Integra LifeSciences Holdings Corporation. Helaas ontbrak gisteren de vereiste meerderheid van aangemelde aandelen die nodig was om de voorgenomen fusie in de vergadering goed te keuren. De aandeelhoudersvergadering is opgeschort tot 23 oktober 2007, om gelegenheid te bieden additionele stemmen te tellen en voldoende stemmen te vergaren om de vereiste meerderheid te bereiken voor goedkeuring van de fusie.
Conform de voorwaarden van de overeenkomst en het fusieplan met Integra, heeft u, na goedkeuring van de fusie, recht op de ontvangst van US$ 7,25 per gewoon IsoTis aandeel dat u bezit, exclusief rente. Voor meer details over de transactie verwijzen we u naar het zogenoemde Proxy Statement, ingediend bij de Amerikaanse Securities and Exchange Commission (SEC) op 4 september, 2007 en de daaropvolgende bij de SEC ingediende documenten, die allemaal beschikbaar zijn op onze website www.isotis.com.
De Board of Directors van IsoTis beveelt de voorgenomen fusie unaniem aan bij onze aandeelhouders. Indien het benodigde aantal stemmen voor de fusie niet wordt gehaald, dan zullen we genoodzaakt zijn bescherming aan te vragen onder de Amerikaanse faillissements en surseance van betaling wetgeving.
Uw stem is dus erg belangrijk. Als u uw stem al heeft uitgebracht via internet of bij volmacht, dan hoeft uw uw aandelen niet nog eens aan te melden. Als u niet heeft gestemd, dan moedigen wij u hierbij aan om uw aandelen zo snel mogelijk aan te melden en uw stem uit te brengen.
Indien uw aandelen worden aangehouden bij een bank of commissionair verzoeken wij u dringend om uw bank of commissionair te bellen zodat uw aandelen in de stemming kunnen worden meegenomen.
Als u nog vragen heeft over de transactie, of als u ondersteuning nodig heeft die uw bank of commissionair niet kan verstrekken, neemt u dan graag contact op met Georgeson Inc., de partij die voor ons de stemvolmachten verzamelt, op de volgende telefoonnummers:
00 800 6590-6590 (gratis)
00 44 (0)117 378 5985 (collect call)
of ga naar: www.abnamrovoting.nl.
We stellen uw steun voor IsoTis en de voorgenomen fusie bijzonder op prijs.
Hoogachtend,
Pieter Wolters
IsoTis Inc., President and CEO
* * * * * * *

French Letter
Le 12 octobre 2007, Irvine, CA
Cher actionnaire d’IsoTis, Inc,
Le 11 octobre, une assemblée extraordinaire des actionnaires devait entériner le vote de la fusion d’IsoTis, Inc. et de Integra LifeSciences Holdings Corporation. Malheureusement, la majorité requise pour que l’Assemblée et la fusion soient validées n’a pas été rassemblée. L’Assemblée extraordinaire a donc été reportée au 23 octobre 2007, afin de faciliter la collecte et la comptabilisation de votes additionnels et, ainsi, atteindre la majorité nécessaire pour approuver la fusion.
Considérant les termes de notre engagement et de notre projet de fusion avec Integra, si la fusion est approuvée, vous recevrez 7,25$ par action ordinaire d’Isotis, sans frais. Pour plus de détails sur la transaction, merci de vous référer au formulaire de vote enregistré auprès de la SEC le 4 septembre 2007, et aux notifications ultérieures transmises à la SEC, qui sont tous disponibles en ligne sur notre site Internet sur www.isotis.com.
Le Conseil d’administration d’IsoTis recommande unanimement que vous votiez favorablement à cette fusion. Si nous étions dans l’impossibilité d’obtenir les votes nécessaires pour approuver le projet de fusion, nous serons probablement dans l’obligation de mettre IsoTis sous la protection des lois sur la faillite.
Votre vote est très important. Si vous avez déjà rempli votre bulletin par Internet ou par procuration, vous n’avez aucune action à entreprendre et n’avez pas à voter à nouveau. Si vous n’avez pas encore voté, nous vous recommandons fortement d’utiliser vos droits de vote immédiatement.
Si vous détenez vos titres au travers d’un intermédiaire ou d’une banque, nous vous engageons à l’appeler afin de pouvoir voter. De plus, si vous avez la moindre question quant à cette transaction, ou si vous nécessitez une assistance que votre intermédiaire ou votre banque n’est pas en mesure de vous apporter, merci de contacter notre agent assurant la sollicitation des procurations de vote, Georgeson Inc., au:

Banques et intermédiaires américains:	(212) 440-9800
Actionnaires résidant aux Etats-Unis:	(888) 605-8339 (appel gratuit)
Actionnaires, Banques et intermédiaires	00800 6590-6590 (appel gratuit) ou
hors Etats-Unis	0044 (0)117 378 5985 (appel gratuit)
Nous apprécions vivement votre support continu tant à IsoTis qu’à son projet de fusion.
Sincèrement,
Pieter Wolters
IsoTis Inc., Président Directeur Général
* * * * * * *

German Letter
12.10.2007, Irvine, CA
Sehr geehrter Aktionär,
im Zusammenhang mit der vorgeschlagenen Fusion von IsoTis, Inc. und Integra LifeSciences Holdings führte unser Unternehmen am 11.10.2007 eine Sonderversammlung der Anteilseigner durch. Leider wurde aufgrund einer nicht ausreichenden Wahlbeteiligung die für die Ausrichtung der außerordentlichen Generalversammlung anvisierte Mehrheit nicht erreicht. Die außerordentliche Generalversammlung wurde auf den 23.10.2007 verschoben, um die Auflistung und Erhebung ausstehender Stimmen zum Erreichen des festgelegten Quorums zu ermöglichen und damit die geplante Fusion auf den Weg zu bringen.
Entsprechend den Konditionen der Fusionsvereinbarung von IsoTis und Integra erhalten Anteilseigner eine zinsfreie Barauszahlung von $7.25 pro IsoTis Stammaktie. Weitere Informationen zu dieser Transaktion können dem bei der SEC am 04. September 2007 hinterlegtem Proxy Statement entnommen werden (sowie allen nachfolgenden Proxy Statements, welche auf www.isotis.com eingesehen werden können).
Der Vorstand von IsoTis empfiehlt einstimmig, für diese Fusion zu stimmen. Sollte die notwendige Stimmenanzahl zur Annahme des Fusionsangebotes scheitern, halten wir die Einleitung des Konkursverfahrens für die Firma IsoTis für unvermeidlich.
Ihre Stimme ist sehr wichtig ! Sollten Sie Ihre Stimme bereits über das Internet oder über Stellvertreter abgegeben haben, ist eine erneute Abgabe nicht erforderlich. Bei bisheriger Nichtabgabe Ihrer Stimme möchten wir Sie zu einer umgehenden Stimmabgabe ermutigen.
Sollten Ihre Anteile bei einer Bank oder einem Broker verwahrt sein, bitten wir Sie dringlichst, diesen umgehend zu kontaktieren, um so die rechtzeitige Abgabe Ihrer Stimmen zu ermöglichen. Im Falle weiterer Fragen zu der dieser Transaktion, welche nicht durch Ihre Bank oder Broker beantwortet werden können, nehmen Sie bitte Kontakt mit unserem Berater, Georgeson Inc. auf:

US Banks und Broker:	(212) 440-9800
U.S. Stockholders:	(888) 605-8339 (toll free)
Non-U.S. Stockholders, Banks und Brokers	00800 6590-6590 (toll free) oder
0044 (0)117 378 5985 (collect call)
Wir danken Ihnen für Ihre fortlaufende Unterstützung der Firma IsoTis und der geplanten Fusion.
Hochachtungsvoll,
Pieter Wolters
IsoTis Inc., President and CEO
* * * * * * *

A special stockholder meeting was convened on October 11, 2007 and was adjourned to October 23, 2007 to obtain stockholder approval of the proposed transaction. IsoTis has filed with the Securities and Exchange Commission and distributed to its stockholders a definitive proxy statement and other relevant documents in connection with the special stockholder meeting for the proposed transaction. IsoTis stockholders are urged to read the definitive proxy statement and other relevant materials because they contain important information about IsoTis, Integra and the proposed transaction. Investors may obtain a free copy of these materials and other documents filed by IsoTis with the Securities and Exchange Commission at the SEC’s website at www.sec.gov, at IsoTis’ website at www.isotis.com or by sending a written request to IsoTis at 2 Goodyear, Irvine, California 92618, Attention: Chief Financial Officer.
IsoTis and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of IsoTis’ stockholders in connection with the proposed transaction is set forth in IsoTis’ definitive proxy statement for its special meeting. Additional information regarding these individuals and any interest they have in the proposed transaction is set forth in the definitive proxy statement on file with the SEC.